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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Plains AAP, L.P.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Plains AAP, L.P. at June 8, 2001 (date of inception) in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of Plains AAP, L.P.'s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



Houston, Texas
August 27, 2001

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                               PLAINS AAP. L.P.
                                 BALANCE SHEET
                                (IN THOUSANDS)

                                                                June 8,
                                                                 2001
                                                                -------
                        ASSETS

Investment in Plains All American Pipeline, L.P.                $50,657
                                                                -------
                                                                $50,657
                                                                =======
            LIABILITIES AND PARTNERS' CAPITAL

COMMITMENTS AND CONTINGENCIES

Limited partners                                                $50,312
General partner                                                     345
                                                                -------
                                                                $50,657
                                                                =======






                   See the notes to the financial statement.

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NOTE 1 - ORGANIZATION

     Organization

     Plains AAP, L.P. (the "Partnership") is a Delaware Limited Partnership which was formed on May 21, 2001 and, through a series of transactions was capitalized on June 8, 2001. Through these series of transactions Plains All American Inc. ("PAAI") conveyed to the Partnership its general partner interest in Plains All American Pipeline, L.P. ("PAA") and, subsequently, sold a portion of its interest in the newly formed Partnership to certain investors consisting of Kafu Holdings, L.P., Sable Entities, E-Holdings III, L.P., Mark E. Strome, Management of PAA, Strome Hedgecap Fund, L.P. and John T. Raymond. The accounting for the formation of the Partnership is based on PAAI's historical carrying value of its retained ownership interest (45.54% limited partner interest) and fair value, based on the cash contributed, for the investor group's 53.45% limited partner interest and Plains All American GP LLC's 1% general partner interest. As a result of these transactions, the ownership interest in the Partnership (collectively, the "Partners") at June 8, 2001, was comprised of a 1% general partner interest held by Plains All American GP, LLC, and the following limited partner interests:

 .  Plains All American Inc -45.54%

 .  Kafu Holdings, L.P. -19.602%

 .  Sable Entities - 18.810%

 .  E-Holdings III, L.P. - 8.910%

 .  Mark E. Strome - 2.113%

 .  Management of Plains All American Pipeline, L.P.  - 1.980%

 .  Strome Hedgecap Fund, L.P. - 1.057%

 .  John T. Raymond - .990%

     As noted above, the Partnership effective as of June 8, 2001, owns a 2% general partner interest in PAA. PAA was formed in the fourth quarter of 1998, as a result of Plains Resources Inc. conveying all of its interest in the All American Pipeline and the San Joaquin Valley Gathering System to PAA in exchange for (1) 6,974,239 Common Units, 10,029,619 Subordinated Units and an aggregate 2% general partnership interest in PAA; (2) the right to receive Incentive Distributions; and (3) the assumption by PAA of $175.0 million of indebtedness incurred by Plains All American Inc. in connection with the All American Pipeline acquisition.

   PAA's operations are concentrated in Texas, Oklahoma, California, Louisiana, Illinois and the Gulf of Mexico and in the Canadian provinces of Alberta and Saskatchewan, and can be categorized into two primary business activities:

 . Crude Oil Pipeline Transportation. PAA owns and operates over 3,000 miles of gathering and mainline crude oil pipelines located throughout the United States and Canada. Their activities from pipeline operations generally consist of transporting third-party volumes of crude oil for a tariff, as well as merchant activities designed to capture location and quality price differentials.

 .  Terminalling and Storage Activities and Gathering and Marketing Activities.
   PAA owns and operates a state-of-the-art, 3.1 million barrel, above-ground crude oil terminalling and storage facility at Cushing, Oklahoma, the largest crude oil trading hub in the United States and the designated delivery point for New York Mercantile Exchange ("NYMEX") crude oil futures contracts.
   They also have an additional 7.8 million barrels of terminalling and storage capacity in other facilities, including tankage associated with their pipeline and gathering systems. Their terminalling and storage operations generate revenue through a combination of storage and throughput charges to third parties.

   Their gathering and marketing operations include:

     . the purchase of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities;

     .  the transportation of crude oil on trucks, barges or pipelines; and

     . the subsequent resale or exchange of crude oil at various points along the crude oil distribution chain.

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  The Partnership has no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Investment in PAA

     The Partnership accounts for its 2% ownership investment in PAA under the equity method as it has the ability to exercise significant influence but not control of the activities of PAA. Accordingly, the Partnership's share of the earnings of PAA and distributions by PAA are included in partners' capital.

Income Taxes

     In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to U.S. Federal income taxes. Each partner includes its allocated share of the Partnership's income or loss in its own federal and state income tax returns.

NOTE 3 -INVESTMENT IN PAA

  The Partnership's investment in PAA is accounted for pursuant to the equity method of accounting. The summarized financial information of PAA at December 31, 2000, is presented below (in thousands):

Current assets                            $397,904
Non - current assets                      $487,897
Current liabilities                       $350,793
Long-term debt and other liabilities      $321,009
Partners' capital                         $213,999

  At the date of inception, our investment in PAA exceeded its share of the underlying equity in the net assets of PAA by $44.5 million. This excess will be amortized on a straight line basis over a life not to exceed 40 years.
This amortization period approximates the useful lives of PAA's assets.

NOTE 4 - CONTRIBUTION OF SUBORDINATED UNITS

  On June 8, 2001, certain of our limited partners contributed to the Partnership an aggregate of 450,000 Subordinated Units of PAA. These Subordinated Units are intended for use in connection with an option plan pursuant to which certain members of the management of our general partner will, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such Subordinated Units. Until the exercise of such options, we will continue to own and receive any distributions paid by PAA with respect to such Subordinated Units. Any distributions we make as a result of the receipt of distributions on the Subordinated Units will be paid to our limited partners in proportion to the original contribution of such Subordinated Units.

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